UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 11, 2005

                        RETURN ON INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                   033-36198                  22-3038309
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)

                       1825 Barrett Lakes Blvd., Suite 260
                             Kennesaw, Georgia 30144
                              (Address of Principal
                               Executive Offices)


                                 (770) 517-4750
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 11, 2005, Return On Investment Corporation (the "Company") completed a financing transaction with Laurus Master Fund, Ltd. ("Laurus") pursuant to the terms of a Security Agreement (the "Security Agreement"), dated as of January 10, 2005, by and among the Company, Laurus and the Company's wholly-owned subsidiaries, GO Software, Inc. ("GO") and Tectonic Solutions, Inc. ("Tectonic"). Pursuant to the Security Agreement, the Company, GO and Tectonic issued and sold to Laurus (i) a Secured Convertible Term Note (the "Term Note") in the principal amount of $4 million, which is convertible into the Company's common stock, and (ii) a Secured Revolving Note (the "Revolving Note") and a Secured Convertible Minimum Borrowing Note (the "Minimum Borrowing Note" and together with the Revolving Note and the Term Note, the "Notes") in the aggregate principal amount of $1.5 million, which are convertible into the Company's common stock. The Company also issued to Laurus a warrant (the "Warrant") to purchase, at any time prior to January 9, 2012, 750,000 shares of the Company's common stock at a purchase price of $2.36 per share. The issuance of the Notes and the Warrant were completed in a private placement pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

MATURITY The Notes are due on January 9, 2008.

INTEREST RATE The interest rate on the Notes is equal to the greater of 7% or the prime rate plus 3%. The interest rate may be adjusted downward depending on
(i) whether the Company has registered the shares underlying the Term Note, the Minimum Borrowing Note and the Warrant and (ii) the price of the Company's common stock.

REPAYMENT Under the Term Note, the Company must make monthly payments of $121,212.12 plus accrued and unpaid interest. If certain criteria specified in the Term Note are met, then Laurus may require the Company to pay all or a portion of the monthly payment by issuing shares of its common stock to Laurus. In the event that all or a portion of the monthly payment is paid in cash, then the Company must pay Laurus 102% of such amount.

         Amounts outstanding under the Minimum Borrowing Note and the Revolving Note will either be paid in cash at maturity or at Laurus' option, by converting such amounts into shares of the Company's common stock from time to time.

AVAILABILITY UNDER THE REVOLVING NOTE AND THE MINIMUM BORROWING NOTE The maximum amount available under the Revolving Note and the Minimum Borrowing Note is equal to the lesser of:

      o     $1.5 million less any reserves required by Laurus; or

      o 90% of the eligible accounts (as defined in the Security Agreement) less any reserves required by Laurus.

         If at any time the amount outstanding under the Revolving Note is equal to or greater than $500,000 and the amount outstanding under the Minimum Borrowing Note is less than $500,000, then the difference between $500,000 and

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the amount outstanding under the Minimum Borrowing Note will be transferred from the Revolving Note to the Minimum Borrowing Note.

CONVERSION PRICE The initial fixed conversion price of the Notes is $2.11 per share and is subject to certain anti-dilution adjustments.

EVENTS OF DEFAULT Upon the occurrence of an event of default under the Notes, the interest rate on the Notes shall be increased by 2% per month, and if the event of default continues beyond any applicable grace period, then Laurus may require the Company, GO and Tectonic to repay 120% of the principal and interest then outstanding. Generally, events of default include, but are not limited to:

      o     a failure to pay principal, interest or fees;

      o     a breach of covenant, representations and warranties;

      o the appointment a receiver or trustee for the Company, GO, Tectonic or any of their subsidiaries;

      o the entry of any judgment in excess of $100,000 against the Company, GO, Tectonic or any of their subsidiaries or any of their assets, and the judgment remains unvacated, umbonded or unstayed for forty days;

      o     the   commencement   of  bankruptcy,   insolvency,   liquidation  or
            reorganization proceedings by or against the Company, GO, Tectonic or any of their subsidiaries;

      o a stop in the trading of Company's common stock that is in effect for more than five days; or

      o the occurrence of an event of default under the Security Agreement or related agreements or under any other indebtedness default.

SECURITY The Notes are secured by a first priority lien on the assets of the Company, GO and Tectonic. As a part of granting the first priority lien on its assets, the Company entered into a Stock Pledge Agreement (the "Stock Pledge Agreement"), dated as of January 10, 2005, with Laurus, pursuant to which the Company pledged the capital stock of GO and Tectonic as security for the loans from Laurus. Furthermore, pursuant to a Side Letter Agreement (the "Side Letter"), dated as of January 10, 2004, by and among the Company, GO, Tectonic and Laurus, Laurus agreed to release its security interest (i) in GO's assets in the event that all or substantially all of GO's assets are sold or (ii) in the capital stock of GO in the event that the Company sells all of the capital stock of GO. Generally, the release of Laurus' security interest pursuant to the Side Letter is conditioned upon (i) the Company or GO depositing an amount of cash into a blocked account sufficient to repay the Term Note, (ii) Laurus' receipt of funds sufficient to reduce the amounts outstanding under the Revolving Note and the Minimum Borrowing Note to $500,000 and (iii) the absence of any events of default under the Security Agreement.

REGISTRATION RIGHTS Pursuant to the terms of a Registration Rights Agreement, dated as of January 10, 2005, by and between the Company and Laurus, the Company agreed to file a registration statement to cover the resales of the shares of the Company's common stock issuable upon conversion of the Notes and the Warrant. Failure of the Company to comply with the registration requirements in the Registration Rights Agreement within specified time periods would require the Company to pay liquidated damages until the failure to comply is cured.

The foregoing descriptions of the Security Agreement, the Notes, the Warrant, Registration Rights Agreement, the Stock Pledge Agreements and the Side Letter are qualified by reference in their entirety to copies of such documents or forms of such documents which are filed herewith as exhibits and incorporated in this Item 1.01 by reference.

ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         On January 11, 2005, the Company used approximately $1.9 million of the proceeds received from the financing described in Item 1.01 above to repay and terminate the Accounts Receivable Purchase Agreement, dated June 27, 2003 (as modified, the "AR Purchase Agreement"), by and among the Company, GO and Silicon Valley Bank. The AR Purchase Agreement contained covenants customary in such financial arrangements.

         On January 11, 2005, the Company also used approximately $2.3 million of the proceeds received from the financing described in Item 1.01 above to repay the following individuals or entities amounts due under Second Secured Convertible Promissory Notes (the "Second Secured Convertible Promissory Notes"), due February 1, 2005, issued by the Company:

      o     Oceanus Value Fund, L.P. - approximately $758,000

      o     R. Capital II, Ltd. - approximately $758,000

      o     Christopher Allick - approximately $341,000

      o     Granite Hill Capital Ventures LLC - approximately $190,000

      o     OM Capital, LLC - approximately $190,000

      o     Todd Selix Blankfort - approximately $38,000

         The Second Secured Promissory Notes issued to each of these individuals and entities contained covenants customary in such financial arrangements.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

99.1 Security Agreement, dated as of January 10, 2005, by and among Return On Investment Corporation, Laurus Master Fund, Ltd., GO Software, Inc. and Tectonic Solutions, Inc.

99.2 Form of Secured Convertible Term Note dated as of January 10, 2005 and due January 9, 2008

99.3 Form of Secured Revolving Note dated as of January 10, 2005 and due January 9, 2008

99.4 Form of Secured Convertible Minimum Borrowing Note dated as of January 10, 2005 and due January 9, 2008

99.5 Stock Pledge Agreement, dated as of January 10, 2005, by and between Return On Investment Corporation and Laurus Master Fund, Ltd.

99.6 Side Letter Agreement, dated as of January 10, 2005, by and among Return On Investment Corporation, Laurus Master Fund, Ltd., GO Software, Inc. and Tectonic Solutions, Inc.

99.7        Warrant, dated as of January 10, 2005, issued to Laurus Master Fund

99.8 Registration Rights Agreement, dated as of January 10, 2005, by and among Return On Investment Corporation and Laurus Master Fund, Ltd.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RETURN ON INVESTMENT CORPORATION


Date: January 18, 2005                 By: /s/ Arol R. Wolford
                                           ----------------------------------
                                           Arol R. Wolford
                                           President and Chief Executive Officer